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                                                                   EXHIBIT 10.9


                         WARRANT EXERCISE FEE AGREEMENT

         AGREEMENT dated as of the ____ day of _________, 1997, by and among Biltmore Securities, Inc., ("Biltmore")CASCO INTERNATIONAL, INC.(the "Company") and American Stock Transfer & Trust Co. (the "Warrant Agent").

                              W I T N E S S E T H:

         WHEREAS, in connection with a public offering of 750,000 Units,(a maximum of 862,500 Units including the over-allotment option), each Unit consisting of one share of the Company's Common Stock ("Common Stock"), and two
(2) Class A Common Stock Purchase Warrants (the "Warrants"), the Company proposes to issue, in accordance with an agreement dated as of __________, 1997 by and between the Company and the Warrant Agent (the "Warrant Agreement"), Warrants to purchase shares of Common Stock; and

         WHEREAS, the parties hereto wish to provide Biltmore, a member of the National Association of Securities Dealers, Inc. ("NASD") with certain rights on an exclusive basis in connection with the exercise of the Warrants.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereto agree as follows:

         Section 1. Description of the Warrants. The Company's Warrants may be exercised on or after ___________, 1998 and expire at 5:00 p.m. New York time on __________, 2002 (the "Expiration Date"), subject to (i) the Company's right to extend the Expiration Date, at which time all rights evidenced by the Warrants shall cease and the Warrants shall become void and (ii) certain redemption rights commencing on or after ____________, 1998. In accordance with the provisions of the Warrant Agreement, the holder of each Warrant shall have the right to purchase from the Company, and the Company shall issue and sell to such holders of Warrants, one fully paid and non-assessable share of the Company's Common Stock for every Warrant exercised at an Exercise Price of $5.50, subject to adjustment as provided in the Warrant Agreement.

          Section 2. Notification of Exercise. Within five (5) days of the last day of each month commencing __________, 1998 (one year


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from the date of the Company's Prospectus), the Warrant Agent or the Company
will notify Biltmore of each Warrant certificate which has been properly completed and delivered for exercise by holders of Warrants during each such month, the determination of the proper completion to be in the sole and absolute reasonable discretion of the Company and the Warrant Agent. The Company or the Warrant Agent will provide Biltmore with such information, in connection with the exercise of each Warrant, as Biltmore shall reasonably request.

         Section 3. Payment to Biltmore. The Company hereby agrees to pay to Biltmore an amount equal to four (4%) percent of the exercise price for each Warrant exercised (the "Exercise Fee") a portion of which may be allowed by Biltmore to the dealer who solicited the exercise (which may also be Biltmore) provided that:

          (a) such Warrant is exercised on or after __________, 1998, which represents one year from the effective date of the Company's Registration Statement;

          (b) at the time of exercise, the market price of the Company's Common Stock is higher than the applicable Exercise Price of the Warrant being exercised;

          (c) the holders of Warrants being exercised have indicated in writing, either in the Form of Election contained on the specimen Warrant Certificate attached hereto as Exhibit A, or by written documents signed and dated by the holders and specifically stating that the exercise of such Warrants were solicited by Biltmore or another member of the NASD; and

          (d) Biltmore, and/or the member of the NASD which solicited the exercise of Warrants delivers a certificate to the Company within five (5) business days of receipt of information relating to such exercised Warrants from the Company or the Warrant Agent in the form attached hereto as Exhibit B, stating that:

                  (1) the Warrants exercised were not held in a discretionary account;

                  (2) Biltmore or the member of the NASD which solicited the exercise of Warrants did not, (unless granted an exemption by the Securities and Exchange Commission from the provisions thereof), within the applicable number of business days under Rule 10b-6 immediately preceding the date of exercise of the Warrant bid


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for or purchase the Common Stock of the Company or any securities of the
Company immediately convertible into or exchangeable for the Common Stock (including the Warrants) or otherwise engage in any activity that would be prohibited by Regulation M under the Securities Exchange Act of 1934, as amended, with one engaged in a distribution of the Company's securities; and

            (3) in connection with the solicitation, it disclosed the compensation it would receive upon exercise of the Warrant.

         Section 4. Payment of the Exercise Fee. The Company hereby agrees to pay over to Biltmore within two (2) business days after receipt by the Company of the certificate described in Section 3(d) above, the Exercise Fee out of the proceeds it received from the applicable Exercise Price paid for the Warrants to which the certificate relates.

         Section 5. Inspection of Records. Biltmore may at any time during business hours, at its expense, examine the records of the Company and the Warrant Agent which relate to the exercise of the Warrants.

         Section 6. Termination. Biltmore shall be entitled to terminate this Agreement prior to the exercise of all Warrants at any time upon five (5) business days' prior notice to the Company and the Warrant Agent. Notwithstanding any such termination notice, Biltmore shall be entitled to receive an Exercise Fee for the exercise of any Warrant for which it has already delivered to the Company prior to any such termination the certificate required by Section 3(d) of this Agreement.

         Section 7. Notices. Except as otherwise expressly provided in this Agreement, (A) whenever notice is required by the provisions hereof to be given to the Company, such notice shall be given in writing, by certified mail, return receipt requested, addressed to the Company at 4205 East Dixon Boulevard, Shelby, NC 28105, copy to Johnson, Blakely, Pope, Bokor, Ruppel & Burns, P.A., 100 North Tampa Street, Suite 1800, P.O. Box 1100, Tampa, FL 33601-1100, Attention: Philip M. Shasteen, Esq.; and (B) whenever notice is required by the provisions hereof to be given to the Underwriters, such notice shall be in writing addressed to the Representative at 6700 North Andrews Avenue, Suite 500, Fort Lauderdale, Florida 33309, copy to Hartley T. Bernstein, Esq., Bernstein & Wasserman, LLP, 950 Third Avenue, New York, NY 10022, telecopier (212) 371-4730; and (C) if to the Warrant Agent at

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American Transfer & Trust Company, 40 Wall Street, New York, New York 10005 or
such other address as such party shall have given notice to other parties hereto in accordance with this Section. All such notices or other communications shall be deemed given three (3) business days after mailing, as aforesaid.

         Section 8. Supplements and Amendments. The Company, the Warrant Agent and Biltmore may from time-to-time supplement or amend this Agreement by a written instrument signed by the party to be charged, without the approval of any holders of Warrants in order to cure any ambiguity or to correct or supplement any provisions contained herein or to make any other provisions in regard to matters or questions arising hereunder which the Company, the Warrant Agent and Biltmore may deem necessary or desirable and which do not adversely affect the interests of the holders of Warrants.

         Section 9. Assignment. This Agreement may not be assigned by any party without the express written approval of all other parties, except that Biltmore may assign this Agreement to its successors.

         Section 10. Governing Law. This Agreement will be deemed made under the laws of the State of New York with respect to matters of contract law and for all purposes shall be governed by and construed in accordance with the internal laws of said State, without regard to the conflicts of laws provisions thereof.

         Section 11. Benefits of this Agreement. Nothing in this Agreement shall be construed to give any person or corporation other than the Company, the Warrant Agent and Biltmore any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of, and be binding upon, the Company, the Warrant Agent and Biltmore and their respective successors and permitted assigns.

         Section 12. Descriptive Headings. The descriptive headings of the sections of this Agreement are inserted for convenience only and shall not control or affect the meanings or construction of any of the provisions hereof.

         Section 13. Superseding Agreement. This Agreement supersedes any and all prior agreements between the parties with respect to the subject matter hereof.

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         Section 14. Exclusive Agreement. It is understood that this agreement is on an exclusive basis to solicit the exercise of the Warrants and that the Company may not engage other broker-dealers to solicit the exercise of Warrants without the consent of Biltmore.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                            CASCO INTERNATIONAL, INC.

                                            By:
                                               --------------------------------

                                            BILTMORE SECURITIES, INC.

                                            By:
                                               --------------------------------

                                            AMERICAN STOCK TRANSFER & TRUST CO.

                                            By:
                                               --------------------------------
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                                  CERTIFICATE

The undersigned, being the ________________ of Biltmore Securities Inc. ("Biltmore") pursuant to Section 3(d) of the Warrant Exercise Fee Agreement relating to the exercise of Warrants dated ____________, 1997 between CASCO INTERNATIONAL, INC. (the "Company") and American Stock Transfer & Trust Co. (the "Warrant Agent") hereby certifies that:

         1. The Company or the Warrant Agent has notified Biltmore that ______________ Warrants (as defined in the Agreement) have been exercised during _____________, 199___.

         2. The exercise of ______________ of such Warrants was solicited by Biltmore.

         3.       Such Warrants were not held in a discretionary account.

         4. ______________ did not, within _____ business days immediately preceding _______________ 199___, bid for or purchase the Common Stock of the Company or any securities of the Company immediately convertible into or exchangeable for the Common Stock (including Warrants) or otherwise engage in any activity that would be prohibited by Regulation M under the Securities Exchange Act of 1934, as amended, to one engaged in a distribution of the Company's securities.

         5. In connection with the solicitation of the exercise of the Warrants, _____________ disclosed the compensation it will receive to holders of the Warrants.


DATED:__________________, 199___


                                            BILTMORE SECURITIES, INC.

                                            By:
                                               --------------------------------

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